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Exhibit 3.11

        LIBRO NUMERO SEIS DE ACTAS Y POLIZAS.

        ACTA NUMERO OCHO MIL SEISCIENTOS SESENTA Y UNO.

        En la Ciudad de México, Distrito Federal, a veintitrés de diciembre de dos mil tres.

        Yo, Licenciado JUAN MARTIN ALVAREZ MORENO, Titular de la Correduría Pública número Cuarenta y Seis del Distrito Federal, hago constar:

        Que en esta fecha comparece ante mí el señor Licenciado JOSE MANUEL MUÑOZ ARTEAGA, quien me solicita certifique la agrupación de los estatutos sociales de "NAVIERA DEL PACIFICO", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, acto que realizo en los términos siguientes:

ANTECEDENTES:

        I.- Con tercer testimonio de la escritura pública número trece mil ciento setenta, de fecha veintinueve de septiembre de mil novecientos sesenta y dos, otorgada ante la fe del licenciado Luis Farías Angulo, Notario Público número Ciento Veintisiete del Distrito Federal, cuyo primer testimonio quedó inscrito en el Registro Público de la Propiedad del Distrito Federal, en la sección Comercio, tomo tercero, volumen quinientos cuarenta y nueve, fojas cuarenta y nueve, número treinta y tres, el día cuatro de diciembre de mil novecientos sesenta y dos, se constituyó la sociedad denominada "NAVIERA DEL PACIFICO", SOCIEDAD ANONIMA, con cláusula de admisión de extranjeros, domicilio en la Ciudad de México, Distrito Federal, duración de treinta años, capital social de Cien Mil Pesos, Moneda Nacional, teniendo por objeto principal los transportes marítimos.

        II.- Mediante escritura pública número doce mil ciento cincuenta y dos, de fecha veintiocho de diciembre de mil novecientos setenta y uno, otorgada ante la fe del licenciado Miguel Limón Díaz, Notario Público número Noventa y Siete del Distrito Federal, cuyo primer testimonio quedó inscrito en el Registro Público de la Propiedad, sección Comercio, bajo la partida número trescientos setenta y siete, a fojas trescientas cuarenta y cuatro del volumen ochocientos dieciséis, libro tercero, el día quince de febrero de mil novecientos setenta y dos, se protocolizó un acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada "NAVIERA DEL PACIFICO", SOCIEDAD ANONIMA, celebrada el veintidós de octubre de mil novecientos setenta y uno, en la que entre otros puntos se reformó el objeto social y aumentaron el capital social, modificándose en consecuencia los artículos tercero, cuarto, sexto, séptimo, noveno, décimo tercero, décimo quinto y décimo sexto de sus estatutos sociales.

        III.- Por escritura pública número diecisiete mil quinientos cuarenta y uno, de fecha trece de agosto de mil novecientos noventa y dos, otorgada ante la fe del licenciado Mario Garciadiego González Cos, Titular de la Notaría Pública número Ciento Ochenta y Cuatro del Distrito Federal, cuyo primer testimonio quedó inscrito en el Registro Público de Comercio de esta ciudad, bajo el folio mercantil número nueve millones cincuenta y cinco mil setecientos treinta y ocho, el día veinticinco de noviembre de mil novecientos noventa y dos, se protocolizó un acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada "NAVIERA DEL PACIFICO", SOCIEDAD ANONIMA, celebrada el día once de agosto de mil novecientos noventa y dos, en la cual fue prorrogada la duración de la sociedad a noventa y nueve años, reformándose en consecuencia el artículo segundo de los estatutos sociales.

        IV.- Mediante escritura pública número treinta mil doscientos veintiséis, de fecha dieciocho de mayo de mil novecientos noventa y tres, otorgada ante la fe del licenciado Miguel Limón Díaz, Notario Público número Noventa y Siete del Distrito Federal, cuyo primer testimonio quedó inscrito en el Registro Público de Comercio del Distrito Federal, bajo el folio mercantil número nueve millones cincuenta y cinco mil setecientos treinta y ocho, el día veintiuno de julio de mil novecientos noventa y tres, se protocolizó un acta de Asamblea General Extraordinaria de Accionistas celebrada el diez de mayo de mil novecientos noventa y tres, en la cual acordaron entre otros puntos transformar la sociedad de Sociedad Anónima a SOCIEDAD ANONIMA DE CAPITAL VARIABLE, para en lo sucesivo denominarse "NAVIERA DEL PACIFICO", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, y se aumentó el capital mínimo fijo sin derecho a retiro en la suma de Novecientos Noventa y Ocho Mil Nuevos Pesos (actualmente Novecientos Noventa y Ocho Mil Pesos), Moneda Nacional, para quedar en la cantidad de Un Millón de Nuevos Pesos (Un Millón de Pesos), Moneda Nacional, así como se reformaron los artículos Primero, Segundo, Cuarto, Quinto, Sexto y Séptimo de los estatutos sociales.

        V.- Por póliza número siete mil novecientos trece, de fecha ocho de agosto de dos mil tres, otorgada ante la fe del suscrito Corredor Público, se formalizaron: Acta de Asamblea General Extraordinaria de Accionistas, Convenio de Fusión, Artículos de Fusión de la sociedad denominada "NAVIERA DEL PACIFICO", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, como sociedad FUSIONANTE con la sociedad liberiana denominada "AQUARIUS LTD.", como sociedad FUSIONADA y Acción mediante Consentimiento Unánime Escrito del Consejo de Administración de la sociedad liberiana denominada "AQUARIUS LTD.", de fecha uno de julio de dos mil dos, en el Acta de Asamblea General Extraordinaria de Accionistas mencionada anteriormente, entre otros puntos se acordó modificar el valor nominal de las acciones representativas del capital social de la Sociedad FUSIONANTE, para quedar sin expresión de valor nominal, y en consecuencia se reforman los dos primeros párrafos del Artículo Séptimo de los Estatutos Sociales de la Sociedad, quedando sin modificación alguna el demás texto de dicho Artículo Séptimo.

        VI.- Por póliza número ocho mil quinientos veinticuatro, de fecha ocho de diciembre de dos mil tres, otorgada ante la fe del suscrito Corredor Público, cuyo primer original esta pendiente de inscripción en el registro público de comercio por lo reciente de su otorgamiento; mediante la cuál se formalizaron las Actas de Asambleas Generales Extraordinarias de Accionistas, celebradas el día primero de agosto de dos mil tres de las sociedades denominadas: "NAVIERA DEL PACIFICO", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, como sociedad FUSIONANTE con "TANQUEROS MEXICANOS", SOCIEDAD ANONIMA DE CAPITAL VARIABLE y "TMM CAR CARRIER", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, como sociedades FUSIONADAS.

        VII.- Por póliza número ocho mil seiscientos cuarenta y nueve, de fecha veintidós de diciembre de dos mil tres, otorgada ante la fe del suscrito Corredor Público, mediante la cual se formalizó el Acta de Asamblea General Extraordinaria de Accionistas, celebrada el día diecinueve de diciembre de dos mil tres de la sociedad NAVIERA DEL PACIFICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE en la que entre otros acuerdos se tomaron, adicionar el objeto social y como consecuencia reformar el artículo tercero de los estatutos sociales, así como la modificación al artículo sexto y como consecuencia reformar la cláusula de extranjería.

        A continuación transcribo el texto de los Estatutos Sociales vigentes de "NAVIERA DEL PACIFICO", SOCIEDAD ANONIMA DE CAPITAL VARIABLE,los cuales son del tenor literal siguiente:

ESTATUTOS

        ARTICULO PRIMERO.- La Sociedad es una sociedad anónima de capital variable de conformidad con las leyes de los Estados Unidos Mexicanos, y por lo mismo la nacionalidad de dicha sociedad será mexicana.

        ARTICULO SEGUNDO.- La sociedad se denomina NAVIERA DEL PACIFICO. Esta denominación irá seguida de las palabras SOCIEDAD ANONIMA DE CAPITAL VARIABLE o de su abreviatura S.A. DE C.V.

        ARTICULO TERCERO.- La Sociedad tendrá por objeto:

          a).-  Prestar servicios de transporte marítimo, fluvial y lacustre de toda naturaleza;

          b).-  Fabricar, armar, aparejar y reparar, por cuenta propia o ajena, tanto en la República Mexicana como en el extranjero, toda clase de embarcaciones;

          c).-  Construir, instalar y mantener, tanto en la República Mexicana como en el extranjero, por cuenta propia o ajena, muelles, diques, talleres de reparación de servicios de señales, estaciones meteorológicas y sus respectivos equipos, así como todos los servicios que les sean conexos;

          d).-  Comprar o en cualquier forma adquirir y vender, o en cualquier otra forma traspasar, por cuenta propia o ajena, toda clase de embarcaciones o cualesquiera otras máquinas o aparatos para la transportación marítima fluvial o lacustre, así como sus motores, refacciones, etcétera;

          e).-  Instalar y mantener, sistemas de comunicación por radio, telégrafo, teléfono, o cualquier otro medio, para el uso de los negocios sociales;

          f).-   Comprar o en cualquier forma suscribir, adquirir y vender, o en cualquier otra forma traspasar, toda clase de acciones y participaciones en sociedades, relacionadas con agencias o servicios marítimos, fluviales o lacustres y en general náuticos y conexos con ellos. Entendido que en el caso de adquisición de acciones y participaciones se requerirá el permiso previo de la Secretaría de Relaciones Exteriores;

          g).-  Celebrar contratos de sociedades o de asociación con personas físicas o jurídicas que tengan objetos iguales o semejantes a los anteriormente señalados;

          h).-  Adquirir en propiedad, poseer o administrar bienes inmuebles únicamente en la extensión que sea necesaria para los establecimientos o servicios de los objetos indicados y que el Ejecutivo de la Unión, o de los Estados fijarán en cada caso; en la inteligencia de que en ningún caso podrá adquirir, poseer o administrar fincas rústicas;

          i).-   Adquirir en propiedad, tomar en arrendamiento, poseer o administrar los bienes muebles que permitan las leyes de la República Mexicana, de acuerdo con los requisitos que las mismas exijan, que sean necesarios para cumplir sus objetos;

          j).-   Adquirir en propiedad, tomar en arrendamiento, poseer o administrar los bienes muebles e inmuebles que permitan las leyes de otros países, de acuerdo con los requisitos que las mismas exijan, que sean necesarios para cumplir sus objetos; y

          k).-  En general, celebrar los contratos, ejecutar los actos y otorgar los documentos que sean necesarios para realizar plenamente los objetos anteriores, así como los que sean anexos, conexos o incidentales, con las limitaciones que establezcan los permisos que le expida la Secretaría de Relaciones Exteriores.

          l)-    El otorgamiento de toda clase de garantías, reales o personales, para garantizar obligaciones o instrumentos de deuda propios o a cargo de terceros.

        ARTICULO CUARTO.- El domicilio de la sociedad es esta ciudad de México, Distrito Federal, sin perjuicio de que puedan establecerse sucursales, agencias y oficinas en cualquier otro lugar dentro o fuera de la República Mexicana, o del derecho de fijar domicilios convencionales.

        ARTICULO QUINTO.- La duración de la sociedad será de NOVENTA Y NUEVE AÑOS, contados a partir del día veintinueve de septiembre de mil novecientos sesenta y dos, por lo que concluirán el día veintiocho de septiembre del año dos mil sesenta y uno.

DEL CAPITAL.

        ARTICULO SEXTO.- La Sociedad es mexicana. Los socios extranjeros, actuales o futuros, aceptan, convienen y se obligan expresamente frente al gobierno Mexicano, por conducto de la

Secretaría de Relaciones Exteriores, a considerarse como nacionales respecto de (I) las acciones, partes sociales o derechos de la Sociedad que adquieran o de que sean titulares, (II) los bienes, derechos, concesiones, participación o intereses de que sea titular la Sociedad, y (III) los derechos y obligaciones que deriven de los contratos y actos jurídicos en que sea parte de la propia Sociedad, y a no invocar, por lo mismo, la protección de sus gobiernos bajo la pena, en caso contrario, de perder en beneficio de la Nación Mexicana los derechos y bienes que hubieren adquirido. En el entendido, de que por lo menos el cincuenta y un por ciento (51%) del capital social de la Sociedad deberá estar suscrito por personas o inversionistas de nacionalidad mexicana o sociedades con mayoría de capital mexicano.

        ARTICULO SEPTIMO.- El capital social es variable. El mínimo fijo no sujeto a retiro asciende a N$1'000,000.00 (UN MILLON DE NUEVOS PESOS), moneda nacional, representado por 1,000 (MIL) acciones ordinarias, nominativas, liberadas, con valor nominal de N$1,000.00 (MIL NUEVOS PESOS), moneda nacional, cada una.

        La parte variable del capital no tiene límite y estará representada también por acciones ordinarias nominativas y con valor nominal de N$1,000.00 (MIL NUEVOS PESOS), moneda nacional cada una.

        El total del capital social, tanto del fijo como del variable deberá estar suscrito por mexicanos o sociedades mexicanas con cláusula de exclusión de extranjeros.

        Las acciones se dividirán en clases como sigue:

          La Clase "1" representará el capital mínimo fijo no sujeto a retiro y

          La Clase "2" en adelante corresponderá a los aumentos de capital en la parte variable.

        Las acciones de todas las clases tendrán el mismo valor, se distinguirán por su color y conferirán e impondrán iguales derechos y obligaciones.

        Deberán contener las menciones a que se refiere el artículo ciento veinticinco de la Ley General de Sociedades Mercantiles, así como el convenio establecido en el artículo sexto anterior y llevarán adheridos cupones numerados progresivamente en los términos que determine el consejo de administración.

        Los títulos definitivos de las acciones y los certificados provisionales de las mismas, serán firmados por el administrador único o por dos consejeros designados al efecto por el consejo de administración y a falta de disposición expresa del consejo, deberán ser suscritos por el presidente y por el secretario del mismo organismo.

        La propiedad de las acciones se trasmitirá mediante endoso que se haga constar en el mismo título o bien, por cualquier otro medio legal de trasmisión de la propiedad, debiendo registrarse el traspaso en el libro de registro de acciones que al efecto llevará la sociedad, sin cuyo requisito esta última no reconocerá el traspaso.

        Los títulos ampararán una o varias acciones.

        Los aumentos de la parte variable del capital social se efectuarán por resoluciones de la asamblea general ordinaria de accionistas. No podrá decretarse ningún aumento antes de que estén íntegramente pagadas las acciones emitidas con anterioridad.

        Al tomarse los acuerdos respectivos, la asamblea de accionistas que decrete el aumento o cualquier asamblea posterior, fijará los términos y bases en que deba llevarse a cabo el aumento, en la inteligencia de que los accionistas tendrán en proporción al número de acciones de que sean propietarios, derecho de preferencia para suscribir las nuevas acciones. Este derecho de preferencia puede ser renunciado y el mismo deberá ejercitarse dentro de los quince días que sigan a la fecha en que el consejo de administración notifique a los accionistas por medio de publicación en el Diario

Oficial de la Federación o de cualquier otra manera, lo relativo a la aprobación del aumento del capital social.

        Si en la asamblea hubiere estado representada la totalidad del capital social, el plazo de quince días empezará a contarse a partir de la fecha de celebración de la asamblea y los accionistas se considerarán notificados del acuerdo en dicho momento, por lo que no será necesaria su publicación.

        Los aumentos de capital podrán efectuarse mediante capitalización de reservas o utilidades o mediante pago en efectivo o en especie, según lo acuerde la asamblea de accionistas respectiva.

        En los aumentos por capitalización de reservas o utilidades todas las acciones ordinarias tendrán derecho a la parte proporcional que les correspondiere en las mismas.

        Las disminuciones del capital social de la parte variable se harán por resolución de la asamblea general ordinaria de accionistas, para absorber pérdidas o para reembolso a los accionistas.

        Las disminuciones de capital para absorber pérdidas, se efectuarán mediante la reducción del valor nominal de todas las acciones en circulación de las clases en que esté dividido el capital social en su parte variable.

        En caso de disminución de capital por reembolso a los accionistas, las acciones que se amortizarán primeramente serán las acciones representativas del capital variable. Si el número total de acciones representativas del capital variable no es suficiente para absorber totalmente el monto de la disminución de capital, se amortizarán acciones representativas del capital mínimo fijo de la sociedad en el número que se requiera para completar la disminución del capital decretado. El acuerdo de la asamblea general extraordinaria que hubiere resuelto la disminución del capital social fijo, se publicará por tres veces en el periódico oficial del domicilio social, con intervalos de diez días y los accionistas tendrán derecho a amortizar sus acciones en proporción a la disminución del capital decretado, dentro de los quince días siguientes al de la fecha de la última publicación del acuerdo respectivo.

        Todo aumento o disminución del capital social se inscribirá en un libro de registro que la sociedad llevará para estos casos.

DE LA ASAMBLEA GENERAL.

        ARTICULO OCTAVO.- Las facultades de la Asamblea General de Accionistas son las que fija el artículo ciento setenta y ocho de la Ley General de Sociedades Mercantiles.

        ARTICULO NOVENO.- La convocatoria para las Asambleas Generales deberán hacerse mediante un aviso que se publicará por una sola vez en el Diario Oficial de los Estados Unidos Mexicanos, o en uno de los periódicos de mayor circulación en dicho domicilio, debiendo mediar quince días, por lo menos, entre la fecha de la publicación y el día señalado para la celebración de la Asamblea, cuando se trate de primera convocatoria para ordinaria que tenga entre sus objetos la discusión y aprobación o modificación del Balance de la Sociedad, y tres días por lo menos en todos los demás casos. La convocatoria deberá contener la Orden del Día y será firmada por quien la haga. Toda resolución tomada con infracción de lo que dispone este Artículo, será nula, salvo que en el momento de la votación haya estado representada la totalidad de las acciones.

        ARTICULO DECIMO.- Para que los accionistas puedan asistir a la Asamblea deberán depositar en la Administración de la sociedad sus acciones o certificados del depósito de las mismas en alguna Institución de Crédito.

        ARTICULO DECIMO PRIMERO.- Los accionistas podrán hacerse representar en la asamblea por carta poder.

        ARTICULO DECIMO SEGUNDO.- Presidirá la Asamblea General de Accionistas el Administrador Unico o el Presidente del Consejo y será Secretario el del Consejo si lo hay, o la

persona que designen los concurrentes. El Presidente nombrará escrutadores a los de los accionistas presentes. Las votaciones serán económicas, a menos que alguno de los concurrentes pida que sean nominales. Si no pudieren tratarse todos los puntos comprendidos en la Orden del Día en la fecha señalada para la asamblea, ésta podrá celebrar sesiones en los días subsecuentes que determine, sin necesidad de nueva convocatoria.

DE LA ADMINISTRACION.

        ARTICULO DECIMO TERCERO.- La Administración de la Sociedad estará a cargo de uno o varios mandatarios temporales y revocables, quienes podrán ser socios o personas extrañas a la sociedad y cuyo número que no podrá exceder de diez, será fijado por la Asamblea General Ordinaria de Accionistas que lleve a cabo la elección. Cuando los administradores sean dos o más constituirán el Consejo de Administración, tomarán el nombre de Consejeros y podrán tener los suplentes que la misma Asamblea determine y elija, los que cubrirán las faltas temporales o absolutas de los propietarios, en la forma que dicha Asamblea establezca y en defecto de disposición sobre el particular, por el orden de sus nombramientos. El consejo podrá celebrar sus sesiones en cualquier lugar dentro de la República Mexicana.

        El administrador o los consejeros serán nombrados en Asamblea General Ordinaria de Accionistas, por mayoría de votos de las acciones representadas en la misma; en el concepto de que, cuando los consejeros sean tres o más, la minoría que represente un veinticinco por ciento del capital social, nombrarán un consejero propietario y el suplente del mismo, que se agregarán a los ya designados por la mayoría. Durarán en su encargo un año, continuarán en funciones aun cuando hubiera concluido el plazo para el que fueren designados, mientras no se hagan nuevos nombramientos y los nombrados tomen posesión de sus cargos.

        Los administradores percibirán los emolumentos que les señale la Asamblea General Ordinaria que los elija, los que se pagarán con cargo a resultados.

        ARTICULO DECIMO CUARTO.- El Administrador Unico o el Consejo de Administración en su caso, tendrá las facultades que le confieren el artículo Diez y la Sección Tercera del Capítulo Quinto de la Ley General de Sociedades Mercantiles, con poder general para ejercer actos de dominio y para administrar los bienes y negocios de la sociedad y para pleitos y cobranzas, con todas las facultades generales y las especiales que requieran cláusula especial conforme a la ley, incluso para desistir de juicios de amparo y tendrá facultades para otorgar y suscribir títulos de crédito y para nombrar apoderados y fijarles sus facultades.

        ARTICULO DECIMO QUINTO.- Los administradores y el Gerente General, deberán ser mexicanos; deberán depositar en poder de la sociedad, por toda la época de su encargo una acción de la misma o la cantidad de un mil pesos, moneda nacional en efectivo o dar fianza por la misma suma de un mil pesos moneda nacional, en garantía de su gestión, acciones o cantidades que no les serán devueltas, o fianza que no podrán cancelar, hasta que sean aprobadas las cuentas correspondientes al ejercicio social, durante el cual hayan desempeñado el cargo.

DE LA VIGILANCIA DE LA SOCIEDAD.

        ARTICULO DECIMO SEXTO.- La Asamblea General Ordinaria de Accionistas elegirá un Comisario Propietario y podrá designar un Suplente. Los Comisarios podrán ser socios o personas extrañas a la sociedad y ejercerán su vigilancia; y durarán en su encargo un año, y mientras no se hagan nuevos nombramientos y los designados tomen posesión de sus cargos. Los Comisarios percibirán los emolumentos que les señale la Asamblea General Ordinaria de Accionistas que los elija, los que se les pagarán con cargo a resultados.

        Cada uno de los Comisarios deberán depositar en poder de la Sociedad, por toda la época de su encargo, una acción de la misma, o la cantidad de mil pesos moneda nacional, en efectivo, o dar fianza por la misma suma de mil pesos, como garantía de su gestión, acciones o cantidad que no les serán devueltas o fianza que no podrán cancelar hasta que la Asamblea General apruebe las cuentas relativas al periodo durante el cual hayan ejercido su cargo.

DE LOS EJERCICIOS SOCIALES.

        ARTICULO DECIMO SEPTIMO.- Los ejercicios o periodos sociales correrán del primero de enero al treinta y uno de diciembre. Por excepción, el primer ejercicio social correrá desde la fecha de la escritura constitutiva hasta el día último del mismo año."

YO, EL CORREDOR PUBLICO, CERTIFICO Y DOY FE:

        I.- Que lo inserto y relacionado concuerda fielmente con sus originales de referencia que tuve a la vista.

        II.- Que con fundamento en la fracción cuatro (romano) del artículo quince de la Ley Federal de Correduría Pública, el solicitante a mi juicio tiene capacidad legal, para contratar y obligarse, y lo orienté acerca del valor y consecuencias legales del presente acto, no encontrando en él manifestaciones evidentes de incapacidad natural y/o legal, y sin tener noticias de que se encuentre sujeto a interdicción.

        III.- Que el solicitante advertido de las penas en que incurren quienes declaran con falsedad ante Fedatario Público, por sus generales manifestó ser:

        JOSE MANUEL MUÑOZ ARTEAGA, mexicano, originario de México, Distrito Federal, lugar donde nació el día dos de noviembre de mil novecientos sesenta, casado, Abogado, con domicilio en Avenida de la Cúspide número cuatro mil setecientos cincuenta y cinco, colonia Parques del Pedregal, código postal catorce mil diez, Delegación Tlalpan, en esta ciudad.

        IV.- Que con fundamento en el artículo treinta y dos, fracción seis (romano) del Reglamento de la Ley Federal de Correduría Pública, el compareciente no se identificó ante mí, en virtud de conocerlo personalmente.

        V.- Que para constancia levanté la presente acta el mismo día de su fecha.

DOY FE.

POR: "NAVIERA DEL PACIFICO", SOCIEDAD ANONIMA DE CAPITAL VARIABLE

JOSE MANUEL MUÑOZ ARTEAGA

JUAN MARTIN ALVAREZ MORENO TITULAR DE LA CORREDURIA PUBLICA NUMERO CUARENTA Y SEIS DEL DISTRITO FEDERAL

        Expido la presente certificación para "NAVIERA DEL PACIFICO", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, va en CATORCEpáginas útiles.

FIRMAS:

        JOSE MANUEL MUÑOZ ARTEAGA        RUBRICA.

        JUAN MARTIN ALVAREZ MORENO, TITULAR DE LA CORREDURIA PUBLICA NUMERO CUARENTA Y SEIS DEL DISTRITO FEDERAL.        RUBRICA.        EL SELLO DE AUTORIZAR.

        MEXICO, DISTRITO FEDERAL, A LOS VEINTITRES DIAS DEL MES DE DICIEMBRE DE DOS MIL TRES.

DOY FE.

JMAM'

<TRANSLATION FROM SPANISH>

N A V I E R A  D E L  P A C I F I C O ,  S . A .  D E  C . V .

B Y - L A W S

SECTION ONE.- The Corporation is a “sociedad anónima de capital variable” organized under the laws of the Mexican Republic, therefore it is of Mexican nationality.

SECTION TWO.- The corporate name is NAVIERA DEL PACIFICO, to be followed by the words SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE or its abbreviation by initials S.A. DE C.V.

SECTION THREE.- The corporate purposes of the Corporation are:

a)              To render maritime, fluvial and lacustrine transportation services of any nature;

b)             To manufacture, assemble, rig and repair, by itself or through third parties all kind of ships within the Mexican Republic and abroad;

c)              To build, install and maintain within the Mexican Republic and abroad, by itself or through third parties wharfs, docks, signal services repairing shops, meteorological stations and equipment thereof, as well as any kind of related services;

d)             To purchase or otherwise acquire and sell, or otherwise transfer, by itself or through third parties any kind of ships or any other machines or apparatus for maritime, fluvial or lacustrine transportation, as well as motors, spare parts, etc. thereof;

e)              To install and maintain, radio, telegraph, telephone communication systems, or other communication means to be used in connection with the corporation business;

f)                To purchase or otherwise subscribe, acquire and sell, or otherwise transfer all kind of shares and equity interests in corporations, related to maritime, fluvial or lacustrine agencies or services, and in general nautical and related services. Provided that in the event of acquisition of shares and equity interests, it will be made upon prior authorization of the Secretaría de Relaciones Exteriores <Ministry of Foreign Affairs>;

g)             To enter into any agreements for the incorporation of corporations or partnerships with individuals or corporations having same or similar corporate purposes as the above cited;

h)             To own, possess or administer real state property only with the surface necessary for the establishments or services of the above cited corporate purposes as the Mexican President or the State Governors may determine in any case; provided that in no case it may acquire, possess or administer rustic lands;

i)                 To own, lease, possess or administer real state property as permitted by the laws of the Mexican Republic, according to the requirements of such laws, necessary to comply with its corporate purposes;

j)                 To own, lease, possess or administer real state and personal property as allowed by the laws of other countries, according to the requirements of such laws, necessary to comply with its corporate purposes; and

k)              In general, to enter into agreements, carry out any acts and grant documents necessary to fully comply with such corporate purposes, and any exhibit, related or incidental agreements within the limitations that the Ministry of Foreign Affairs may determine.

l)                 To grant any kind of security interest in personal or real property to guarantee any liabilities or debt instruments of itself or of third parties.

SECTION FOUR.- The corporate address is Mexico City, Federal District, but the corporation may establish any branches, agencies and offices at any place within or without the Mexican Republic, without preventing the right to designate addresses for notices.

SECTION FIFTH.- The duration of the Corporation is for NINETY NINE YEARS from September twenty nine, nineteen sixty to September twenty eighth, two thousand sixty one.

CAPITAL STOCK

SECTION SIX.- The Corporation is Mexican. Any present or future foreign shareholders hereby accept, agree and expressly bind themselves to Mexican government, through the Ministry of Foreign Affaires, to be deemed as nationals as to: (I) any shares, equity interests or rights acquired or owned in the Corporation; (II) any property, rights, concessions, equity or interests owned by the Corporation; and (III) any rights and obligations derived from agreements and legal actions where the Corporation is a party, and not to invoke their government protection subject to the loss to the benefit of Mexican Nation of any rights and property acquired. Provided that at least 51% (fifty one percent) of capital stock of the Corporation shall be subscribed by Mexican individuals or investors, or by corporations.

SECTION SEVEN.- The capital stock is variable. The minimum fixed non-withdrawal right capital is in the amount of ONE MILLION MEXICAN PESOS (Mex$1’000,000.00), represented by ONE THOUSAND (1,000) common registered non-assessable shares, par value ONE THOUSAND MEXICAN PESOS (Mex$1,000.00), each.

Variable portion of capital stock is unlimited and will be also represented by common registered shares, par value ONE THOUSAND MEXICAN PESOS (Mex$1,000.00), each.

Either the fixed and variable portion of total capital stock shall be subscribed by Mexican individuals or corporations, the later must include a foreigner shareholder exclusion clause in their by-laws.

The shares shall be divided in classes, as follows:

Class “1” to represent minimum fixed non-withdrawal right capital; and

Class “2” and subsequent classes shall correspond to any increase to variable portion of capital stock.

The shares of all classes shall have same value, will be distinguished by color and shall confer identical rights and obligations.

The shares shall include the text referred to in article one hundred twenty five of the Ley General de Sociedades Mercantiles <General Business Corporations Law>, as well as the agreement referred to in article six above and shall contain progressively numbered coupons as the board of directors may determine.

The certificates of shares and scrips shall be signed by sole administrator or any two directors designated by the board of directors for such purposes, in the absence of the express provision of the board, they

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shall be subscribed by the chairman and secretary of the board.

Title of shares shall be transferred by endorsement of the certificate of share, or by any other legal transmission method, the transmission shall be registered in the shares registry of the Corporation, otherwise the Corporation will not acknowledge any transfer.

The certificates will represent one or more shares.

Any increase to variable portion of capital stock shall be made by resolution of the general ordinary meeting of shareholders. No increase will be made without full payment of shares issued previously.

Upon prior resolutions, the meeting of shareholders that approves the increase, or any future meeting shall determine the terms and conditions to carry out the increase, provided that the shareholders shall, in proportion of the number of shares they hold, have the preemptive right to subscribe the new shares.  This preemptive right may be waived and exercised within fifteen days following the date when the board of directors notifies the shareholders by a publication in the Official Gazette of the Federation or by any other means, the approval to increase the capital stock.

If the meeting is represented by all shares of capital stock, the fifteen day-term shall be computed from the meeting date and the shareholders shall be deemed notified on the approval in such date, therefore no publication will be required.

Any increase to capital stock shall be made by capitalization of reserves or profits, or by payment in cash or in kind, as the respective meeting of shareholders may determine.

In the event of any increase by capitalization of reserves or profits, all common shares shall have the right to the proportional portion of same.

Any reduction to variable portion of capital stock shall be made by resolution of the general ordinary meeting of shareholders, in order for shareholders to borne any losses or receive payments.

Any reduction to capital stock to borne any losses, shall be made by reduction to par value of all outstanding shares of the classes of variable portion of capital stock.

In the event of reduction to capital upon payment to shareholders, the first shares to be amortized will be the shares of variable portion of capital stock. If total number of shares of variable portion of capital stock is not sufficient to totally borne the reduction of capital stock, the shares of minimum fixed capital stock will be amortized in the number required to complete the reduction to capital stock so approved. The resolution of the general extraordinary meeting to reduce fixed capital stock will be published three times in the official gazette of corporate address every ten days and the shareholders shall have the right to amortize their shares in proportion of reduction to capital stock approved, within fifteen days following the date of last publication of the respective resolution.

Any increase or reduction to capital stock shall be registered in the registry that the Corporation will keep for such purposes.

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GENERAL MEETING

SECTION EIGHT.- The powers of the General Meeting of Shareholders are those conferred upon under the terms of article one hundred seventy eight of the General Business Corporations Law.

SECTION NINE.- The notice of General Meetings shall be published once in the Official Gazette of the Mexican Republic, or in one major circulation newspaper of such address, at least fifteen days shall elapse between the publication date and the date fixed to hold the Meeting, in the event of original ordinary meeting to discuss and approve or amend Balance Sheet of the Corporation, and at least three days in any other case. The notice of meeting shall contain the Agenda and will be signed by the individual who is calling the meeting. All resolutions adopted contravening the provisions of this Section shall be null and void, unless when at voting time all shares of capital stock are represented thereat.

SECTION TEN.- In order for shareholders to be entitled to attend the Meeting they shall deliver the corporation Management their shares or certificates of deposit of such shares before a Credit Institution.

SECTION ELEVEN.- The shareholders may attend the meeting by a proxy designated in writing.

SECTION TWELVE.- The General Meeting of Shareholders shall be presided by the Sole Administrator or the Chairman of the Board, and the Secretary of the Board, if any, or any individual designated by those present. The Chairman shall designate the examiners among the shareholders present at the meeting. The votes shall be on show-hands, unless any of those present demands a roll call voting. In the event that not all items of the Agenda can be discussed in the date fixed for the Meeting, it may be adjourned for any other dates as the Meeting may determine without need of a new notice of Meeting.

MANAGEMENT

SECTION THIRTEEN.- The business and affairs of the Corporation will be managed by one or more temporal revocable managers, who may be shareholders or external individuals and may not be more than ten, the number of such temporal managers will be determined by the General Ordinary Meeting of Shareholders that designates same. If the managers are two or more they shall comprise the Board of Directors, and will be deemed as Directors, who may have their alternate directors as the Meeting may determine and designate, who shall act in the event of temporary or definite absence of regular members, in the manner as such Meeting may determine, in the absence of any provision on this matter, in the order of their appointment. The board may hold meetings at any place within the Mexican Republic.

The manager or directors will be appointed in the General Ordinary Meeting of Shareholders by majority vote of shares represented thereat; provided that in the event of three or more directors, the minority representing twenty five percent of capital stock shall designate a regular director and alternate director of same in addition to those designated by majority. Such officers shall hold office for a term of one year until their successors elected and qualified.

The managers’ remuneration will be determined by the General Ordinary Meeting that elected them, to be paid according to statement of results.

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SECTION FOURTEEN.- The Sole Administrator or the Board of Directors, if any, shall have the powers conferred upon them by article Ten and Section Third of Chapter Fifth of the General Business Corporations Law, including a general power of attorney for acts of domain and for acts of administration of the property and business of the Corporation, and for lawsuits and collection, with all general and special powers that must be set forth under law, including the power to desist from ‘amparo’ lawsuits, the attorney in fact may grant and subscribe negotiable instruments and appoint attorneys in fact and grant them powers.

SECTION FIFTEEN.- The managers and General Manager shall be Mexican, and deliver to the Corporation during the full time of their term, one share of the Corporation or the amount of two thousand Mexican pesos in cash, or grant a bond for the amount of one thousand Mexican pesos to guarantee faithful performance of their duties, such shares or amounts will not be reimbursed, and the bond cannot be cancelled until approval of accounts for the fiscal year of their term.

SURVEILLANCE

SECTION SIXTEEN.- The General Ordinary Meeting of Shareholders shall designate a Regular Statutory Auditor and may designate an Alternate Statutory Auditor. The Statutory Auditors may be shareholders or external individuals and shall be in charge of the surveillance of the Corporation, for a term of one year, as long as no new appointments are made and until their successors are designated and qualified. The Statutory Auditors shall receive the remuneration as the General Ordinary Meeting of Shareholders may determine, to be paid according to statements of results.

Each Statutory Auditor shall deliver to the Corporation during all time of their term, one share of the Corporation or the amount of two thousand Mexican pesos in cash, or grant a bond for the amount of one thousand Mexican pesos to guarantee faithful performance of their duties, such shares or amounts will not be reimbursed, and the bond cannot be cancelled until approval of accounts of fiscal year of their term.

FISCAL YEAR

SECTION SEVENTEEN.- The fiscal year shall be from January one to December thirty one, except for first fiscal year to be from the date of the articles of incorporation to last day of same year.

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  Exhibit 3.11